EXHIBIT 11
                         J. BAKER, INC. AND SUBSIDIARIES
              Computation of Net Earnings (Loss) Per Common Share*

                                                                                   Year Ended
                                                           ---------------------------------------------------------------
                                                            January 31,             February 1,               February 3,
                                                              1998                    1997                       1996
                                                             --------               --------                    ------

Net Earnings (Loss) Per Common Share:

Net earnings (loss), basic and diluted                     $ 3,813,107             $(111,427,903)             $(38,602,114)
                                                            ==========              ============               ============

Weighted average common
     shares outstanding, basic                              13,911,080                13,887,544                13,858,273

Effect of dilutive securities:
     Stock options                                              59,219                         -                         -
                                                          ------------              ------------              ------------
Weighted average common
     shares outstanding, diluted                            13,970,299                13,887,544                13,858,273
                                                            ==========                ==========                ==========


Net earnings (loss) per common share, basic                      $0.27                    $(8.02)                   $(2.79)
                                                            ==========               ===========               ===========
Net earnings (loss) per common share, diluted                    $0.27                    $(8.02)                   $(2.79)
                                                            ==========               ===========               ===========








* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.